Exhibit 10.1

Execution Version

SPONSOR LETTER AGREEMENT

THIS SPONSOR LETTER AGREEMENT (this “Sponsor Agreement”) is dated as of November 15, 2022, by and among Chavant Capital Partners LLC, a Delaware limited liability company (the “Sponsor”), the other persons set forth on Schedule I hereto (together with the Sponsor, each, a “SPAC Holder Party” and, collectively, the “SPAC Holder Parties”), Chavant Capital Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and Mobix Labs, Inc., a Delaware corporation, together with its subsidiaries, affiliates and divisions (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the SPAC Holder Parties collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 1,706,031 shares of SPAC Ordinary Shares (such shares, the “Subject Shares”) and 2,794,332 SPAC Warrants (such warrants, the “Subject Warrants”) in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, concurrently with the execution and delivery of this Sponsor Agreement, the Company, SPAC and SPAC Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of SPAC (“Merger Sub”), have entered into that certain Business Combination Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, on the terms and conditions set forth therein, among other transactions, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of SPAC; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
SPONSOR LETTER AGREEMENT; COVENANTS

1.1            Binding Effect of Business Combination Agreement. Each SPAC Holder Party hereby acknowledges that he, she or it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each SPAC Holder Party shall be bound by and comply with Section 7.04 (Access to Information; Confidentiality), Section 7.10 (Public Announcements), Section 7.15 (Exclusivity), and Section 7.16 (Trust Account) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) such SPAC Holder Party was an original signatory to the Business Combination Agreement with respect to such provisions and (b) each reference to “SPAC” contained in Section 7.04 (Access to Information; Confidentiality), Section 7.10 (Public Announcements), Section 7.15 (Exclusivity) and Section 7.16 (Trust Account) of the Business Combination Agreement also referred to each such SPAC Holder Party.

1.2            No Transfer.

(a)            During the period commencing on the date hereof and ending on the earlier of (i) the Effective Time and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof (the earlier of (i) and (ii), the “Expiration Time”), each SPAC Holder Party shall not Transfer (as defined below), directly or indirectly, any SPAC Interest (as defined below) or SPAC Warrants, in each case except pursuant to a Permitted Transfer (as defined below).

(b)            “Permitted Transfer” means any Transfer of shares of SPAC Interests, SPAC Warrants or other equity securities of SPAC (i) for any SPAC Holder Party that is an entity (A) to any Affiliate of such SPAC Holder Party or (B) to any other SPAC Holder Party or any person to which such other SPAC Holder Party may make a Permitted Transfer or (ii) for a SPAC Holder Party who is an individual (A) by gift to (x) a spouse, child, grandchild, parent, grandparent or sibling, including by adoption or in-law (each, a “Family Member”) of such individual, (y) a trust, family foundation or other estate planning vehicle, the beneficiary or beneficiaries of which are such individual or one or more of such individual’s Family Members or (z) a charitable organization or (B) by virtue of Laws of descent and distribution upon death of such individual; provided, however, that, in the case of (i) and (ii), any such transferee must enter into a written agreement with the Company agreeing to be bound by this Sponsor Agreement as a SPAC Holder Party hereunder prior to the effectiveness of such Transfer.

(c)            “SPAC Interest” means SPAC Ordinary Shares at any time prior to the Domestication Effective Time and SPAC Common Stock at any time after the Domestication Effective Time.

(d)            “Transfer” shall mean, with respect to any person, (i) the sale or assignment of (including by operation of law), offer to sell, contract or agreement to sell, hypothecate or pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case with respect to any security owned, including ownership of record or the power to vote (including, without limitation, by proxy or power of attorney), by such person; (ii) deposit any Subject Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Sponsor Agreement; (iii) the entry into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of any security owned by such person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (iv) the public announcement of any intention to effect any transaction specified in clause (i), (ii) or (iii); or (iv) directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement or the Registration Statement).

1.3            New Shares. In the event that (a) any SPAC Interest, SPAC Warrants or other equity securities of SPAC are issued to a SPAC Holder Party after the date of this Sponsor Agreement pursuant to any stock dividend or distribution, stock split, recapitalization, reclassification, combination, conversion, exercise or exchange of SPAC Interests or SPAC Warrants of, on or affecting the SPAC Interests or SPAC Warrants owned by such SPAC Holder Party or (b) a SPAC Holder Party purchases or otherwise acquires beneficial ownership of any SPAC Interest, SPAC Warrants or other equity securities of SPAC after the date of this Sponsor Agreement and prior to the Closing (such SPAC Interests, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by such SPAC Holder Party shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the SPAC Interests or SPAC Warrants owned by such SPAC Holder Party as of the date hereof.

1.4            SPAC Holder Party Agreements Voting Obligations. During the period commencing on the date hereof and ending at the Expiration Time, at any meeting of the stockholders of SPAC, however called, or at any adjournment thereof, and in any action by written consent of the stockholders of SPAC, or in any other circumstance in which the vote, consent or other approval of the stockholders of SPAC is sought, each SPAC Holder Party shall (i) appear at each such meeting or otherwise cause all of its SPAC Interests to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SPAC Interests (including all of such SPAC Holder Party’s Subject Shares, to the extent applicable):

(i)             in favor of, and to approve and adopt, the SPAC Proposals;

(ii)           against any Business Combination Proposal or any proposal relating to a Business Combination Proposal, in each case, other than the Merger;

(iii)          against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Business Combination Agreement or the Ancillary Agreements and the Transactions);

(iv)          against any change in the business, management or board of directors of SPAC (other than in connection with the SPAC Proposals or pursuant to the Business Combination Agreement or the Ancillary Agreements or the Transactions); and

(v)           against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Merger, (B) result in a breach or inaccuracy of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, (C) result in a breach or inaccuracy of any covenant, representation, warranty or any other obligation or agreement of any SPAC Holder Party under this Sponsor Agreement, (D) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (E) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of SPAC (other than, in the case of this clause (E), pursuant to the Business Combination Agreement or the Ancillary Agreements and the Transactions).

During the period commencing on the date hereof and ending upon the termination of this Sponsor Agreement in accordance with Section 3.1, each SPAC Holder Party hereby agrees that it shall not commit, agree or publicly propose any intention to take any action inconsistent with the foregoing.

(b)            The obligations of each SPAC Holder Party hereunder shall apply whether or not the SPAC Board recommends any of the SPAC Proposals and whether or not the SPAC Board changes, withdraws, withholds, qualifies or modifies, or publicly proposes to change, withdraw, withhold, qualify or modify, any such recommendation.

(c)            Waiver of Redemption Rights. Each SPAC Holder Party irrevocably and unconditionally hereby agrees that such SPAC Holder Party shall not elect to redeem or otherwise tender or submit for redemption any SPAC Interest (including all of such SPAC Holder Party’s Subject Shares, to the extent applicable) it holds or may hereafter acquire prior to the Effective Time pursuant to or in connection with any exercise of Redemption Rights or otherwise in connection with the Transactions.

(d)            No Sponsor Forfeiture. If immediately prior to the Closing, (i) the Minimum Cash Condition set forth in Section 8.03(g) of the Business Combination Agreement is not expected to be satisfied and (ii) the Company waives, in its own discretion, the Minimum Cash Condition in writing in accordance with the Business Combination Agreement (the “Minimum Cash Condition Waiver”), the Company hereby agrees that it shall not condition the Minimum Cash Condition Waiver on any forfeiture or surrender of any SPAC Ordinary Shares or SPAC Warrants owned by the Sponsor or the SPAC or any other financial or economic concession by the Sponsor or the SPAC. The Company hereby indemnifies the Sponsor for any breach of this Section 1.4(d).

1.5            No Challenges. During the period commencing on the date hereof and ending upon the termination of this Sponsor Agreement in accordance with Section 3.1, each SPAC Holder Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise against SPAC, Merger Sub, the Company, the Company’s affiliates or any of their respective successors, assigns or directors (except in any case arising out of the fraud of any such parties) (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such SPAC Holder Party from enforcing such SPAC Holder Party’s rights under this Sponsor Agreement and the other agreements entered into by such SPAC Holder Party in connection herewith, or otherwise in connection with the Merger or the other transactions contemplated by the Business Combination Agreement.

1.6            Further Assurances. Each SPAC Holder Party shall execute and deliver, or cause to be executed and delivered, such additional documents, and shall use commercially reasonable efforts to take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested (including under applicable Laws) to effect the actions required to consummate the Merger and the other transactions contemplated by this Sponsor Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.7            No Inconsistent Agreement. Each SPAC Holder Party hereby covenants and agrees that such SPAC Holder Party shall not (a) enter into any voting agreement or voting trust with respect to any of the Subject Shares or Subject Warrants that is inconsistent with such SPAC Holder Party’s obligations pursuant to this Sponsor Agreement, (b) grant a proxy or power of attorney with respect to any of such SPAC Holder Party’s Subject Shares or Subject Warrants that is inconsistent with such SPAC Holder Party’s obligations pursuant to this Sponsor Agreement and (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would restrict, limit or interfere with, the performance of such SPAC Holder Party’s obligations hereunder.

1.8            Consent to Disclosure. Each SPAC Holder Party hereby consents to the publication and disclosure in any announcement or disclosure required by applicable securities Laws, the SEC or any other securities authorities of such SPAC Holder Party’s identity and ownership of the Subject Shares and Subject Warrants and the nature of such SPAC Holder Party’s obligations under this Sponsor Agreement; provided, that, prior to any such publication or disclosure, the Company and SPAC have provided such SPAC Holder Party with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and SPAC will consider in good faith; provided, further, that the foregoing proviso shall not apply to any such publication or disclosure the content of which concerning the foregoing does not substantially differ from any prior such publication or disclosure. Each SPAC Holder Party shall promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business

Combination Agreement, which approval or filing is specifically set forth in the Business Combination Agreement (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations (provided, that with respect to any confidentiality obligations, (a) such SPAC Holder Party shall use its commercially reasonable efforts to obtain a waiver of any such confidentiality obligations and (b) such SPAC Holder Party, SPAC and the Company shall cooperate in good faith to enable disclosure of such information to the maximum extent possible in a manner that complies with such confidentiality obligation).

1.9            No Agreement as Director or Officer. Notwithstanding any provision of this Sponsor Agreement to the contrary, each SPAC Holder Party is signing this Sponsor Agreement solely in his, her or its capacity as a stockholder of SPAC. No SPAC Holder Party makes any agreement or understanding in this Sponsor Agreement in such SPAC Holder Party’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee of such SPAC Holder Party) as a director, officer or employee of SPAC (if applicable) or in any SPAC Holder Party’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee of such SPAC Holder Party) as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Sponsor Agreement will be construed to prohibit, limit or restrict a SPAC Holder Party from exercising his or her fiduciary duties as an officer or director to SPAC or its equityholders.

1.10          Closing Date Deliverables. On the Closing Date, each SPAC Holder Party shall deliver to the SPAC and the Company a duly executed copy of that certain Investor Registration Rights and Lock-Up Agreement, in substantially the form attached as Exhibit B to the Business Combination Agreement.

Article II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the SPAC Holder Parties. Each SPAC Holder Party represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other SPAC Holder Party) as follows:

(a)            Organization; Due Authorization.

(i)            If such SPAC Holder Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation (as applicable), and has the requisite corporate, limited liability company or organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company or organizational action, and no other corporate proceedings on the part of such SPAC Holder Party are necessary to authorize this Sponsor Agreement or to consummate the transactions contemplated hereby. If such SPAC Holder Party is an individual, such SPAC Holder Party has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such SPAC Holder Party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such SPAC Holder Party, enforceable against such SPAC Holder Party in accordance with the terms hereof, except as limited by Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles. If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable SPAC Holder Party; and

(ii)            Other than any consent, approval, authorization, permit, filing or notification pursuant to, in compliance with or required to be made under the Exchange Act or in connection with the Business Combination Agreement, no consents, approvals, authorization or permit of, or filing with or notification are required to be obtained by such SPAC Holder Party from, or to be given by such SPAC Holder Party to, or be made by such SPAC Holder Party with, any Governmental Authority in connection with the execution, delivery and performance by such SPAC Holder Party of this Sponsor Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement, as applicable.

(iii)           The execution, delivery and performance by such SPAC Holder Party of this Sponsor Agreement and the consummation by such SPAC Holder Party of the transactions contemplated by this Sponsor Agreement do not and will not (A) conflict with or violate, in any respect, any Law applicable to such SPAC Holder Party by which any property or asset of such SPAC Holder Party is bound, (B) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any contract by which any such SPAC Holder Party’s properties or assets are bound or any order from any Governmental Authority or Law applicable to such SPAC Holder Party or their properties or assets, or (C) result in the creation of a Lien on any property or asset of such SPAC Holder Party, except in the case of clauses (A), (B) and (C) above as would not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such SPAC Holder Party to timely perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)            Ownership. Such SPAC Holder Party is the record and “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of, and has good, valid and marketable title to, all of such SPAC Holder Party’s Subject Shares and Subject Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares or Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares or Subject Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the SPAC Organizational Documents, (iii) the Business Combination Agreement or (iv) any applicable securities Laws. Such SPAC Holder Party’s Subject Shares and Subject Warrants are the only equity securities of SPAC owned of record or beneficially by such SPAC Holder Party as of the date hereof, and none of such SPAC Holder Party’s Subject Shares or Subject Warrants are subject to any proxy, voting trust or other agreement, arrangement or undertaking that is inconsistent with, or would restrict, limit or interfere with, the performance of such SPAC Holder Party’s obligations hereunder. Other than the Subject Warrants, such SPAC Holder Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c)            No Conflicts. The execution and delivery of this Sponsor Agreement by such SPAC Holder Party does not, the performance by such SPAC Holder Party of his, her or its obligations hereunder will not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, (i) if such SPAC Holder Party is not an individual, conflict with or violate the organizational documents of such SPAC Holder Party, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 2.1(a)(ii) have been obtained and all filings and obligations described in Section 2.1(a)(ii) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to such SPAC Holder Party, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such SPAC Holder Party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such SPAC Holder Party is a party or by which such SPAC Holder Party or any of its properties or assets is bound or affected, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such SPAC Holder Party of its, his or her obligations under this Sponsor Agreement, except, in the case of clauses (ii) and (iii) directly above, for any such breach, violation, termination, default, creation, acceleration, lien or change that would not, individually or in the aggregate, reasonably be expected to prevent, enjoin or materially delay or impair such SPAC Holder Party’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(d)            Litigation. There is no Action pending against such SPAC Holder Party or, to the knowledge of such SPAC Holder Party, threatened against such SPAC Holder Party, or any property or asset of such SPAC Holder Party, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such SPAC Holder Party of its, his or her obligations under this Sponsor Agreement.

(e)            Brokerage Fees. Except as set forth in Section 5.13 of the Business Combination Agreement, no broker, finder or investment banker is entitled to any brokerage fee, finders’ fee or other fee or commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such SPAC Holder Party, for which SPAC or any of its affiliates may become liable.

(f)            Acknowledgment. Such SPAC Holder Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such SPAC Holder Party’s execution and delivery of this Sponsor Agreement and the representations, warranties, covenants and other agreements of such SPAC Holder Party contained herein.

(g)            No Other Representations or Warranties. Except for the representations and warranties made by each SPAC Holder Party (solely with respect to itself, himself or herself and not with respect to any other SPAC Holder Party) in this Article II and in other Ancillary Agreements, no SPAC Holder Party nor any other person makes any express or implied representation or warranty to SPAC or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and each SPAC Holder Party expressly disclaims any such other representations or warranties.

Article III
MISCELLANEOUS

3.1            Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Sponsor, SPAC and the Company to terminate this Sponsor Agreement; provided, that if the Closing occurs, Section 1.5 (and this Article III) shall survive the Closing in accordance with its terms. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, pursuant to this Sponsor Agreement; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of such party’s willful material breach of this Sponsor Agreement occurring prior to such termination, provided, further, if the Closing occurs, Section 1.5 (and this Article III) shall survive the Closing in accordance with its terms.

3.2            Governing Law; Arbitration; Specific Performance. Sections 10.06 and 10.10 of the Business Combination Agreement shall apply to this Sponsor Agreement mutatis mutandis.

3.3            Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of each of the other parties hereto, and any such assignment without such consent shall be null and void.

3.4            Specific Performance. Subject to Section 3.2, the parties hereto agree that irreparable damage would occur if any provision of this Sponsor Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall, to the fullest extent permitted by applicable Law, be entitled to an injunction or injunctions to prevent breaches of this Sponsor Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Sponsor Agreement.

3.5            Amendment; Waiver. This Sponsor Agreement may not be amended, supplemented or otherwise modified, and no provision of this Sponsor Agreement may be waived, except upon the execution and delivery of a written agreement executed by SPAC, the Company and the Sponsor and, if such amendment, supplement, modification or waiver adversely affects any other SPAC Holder Party, such SPAC Holder Party. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

3.6            Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.7            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.7):

If to SPAC or Sponsor prior to the Closing Date:

Chavant Capital Acquisition Corp.

445 Park Avenue

New York, NY 10022

Attention: Jiong Ma, Chief Executive Officer

E-mail: [****]

with a copy to (which shall not be deemed to be Notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	John C. Ericson
Benjamin P. Schaye

E-mail:  jericson@stblaw.com

E-mail:  ben.schaye@stblaw.com

If to the Company:

Mobix Labs, Inc.

15420 Laguna Canyon Drive, Suite 100

Irvine, California 92618

Attention: Chief Executive Officer

E-mail:  legal@mobixlabs.com

with a copy to (which shall not be deemed to be Notice):

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92614

Attention:	Raymond A. Lee
Alan I. Annex

E-mail:  leer@gtlaw.com

E-mail:  annexa@gtlaw.com

If to a SPAC Holder Party:

To such SPAC Holder Party’s address set forth in Schedule I
with a copy (which will not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	John C. Ericson
Benjamin P. Schaye

E-mail:  jericson@stblaw.com

E-mail:  ben.schaye@stblaw.com

3.8            Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.9            Entire Agreement. This Sponsor Agreement, the Business Combination Agreement, the Ancillary Agreements and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

3.10          Contractual Relationship. This Sponsor Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

3.11          Interpretation and Construction. Unless the context of this Sponsor Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Sponsor Agreement, (iv) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Sponsor Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, and (x) the word “shall” and the word “will” indicate a mandatory obligation. The language used in this Sponsor Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Whenever this Sponsor Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the SPAC Holder Parties, SPAC and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR:

CHAVANT CAPITAL PARTNERS LLC

By: Chavant Manager LLC, its Manager

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Manager

DIRECTOR AND OFFICER HOLDERS:

/s/ André -Jacques Auberton-Hervé
André -Jacques Auberton-Hervé

/s/ Patrick J. Ennis
Patrick J. Ennis

/s/ Karen Kerr
Karen Kerr

/s/ Michael Lee
Michael Lee

/s/ Jiong Ma
Jiong Ma

/s/ Bernhard Stapp
Bernhard Stapp

[Signature Page to Sponsor Letter Agreement]

SPAC:

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]

COMPANY:

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and Chief Financial Officer

[Signature Page to Sponsor Letter Agreement]

Schedule I

SPAC Holder Party; SPAC Ordinary Shares and SPAC Warrants

SPAC Holder Party	SPAC Ordinary Shares	SPAC Warrants
Chavant Capital Partners LLC c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	1,580,813	2,794,332
Jiong Ma1 c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	1,580,813	2,794,332
André-Jacques Auberton-Hervé c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	27,826	—
Patrick Ennis c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Karen Kerr c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Michael Lee c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Bernhard Stapp c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Total	1,706,031	2,794,332

1 Jiong Ma is the manager of the Sponsor. Jiong Ma is the sole member of Chavant Capital Partners Manager LLC and has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor. Dr. Ma disclaims any beneficial ownership of the securities held by the Sponsor, except to the extent of her pecuniary interest therein.